Exhibit 99.1

FOR IMMEDIATE RELEASE

News Release

Credence Investor Contact:	Credence Editorial Contact:
Brian Altman	Judy Dale
Senior Director, Investor Relations	Vice President, Marketing Communications
408.635.4308 or 408.635.4989 fax	408.635.4309 or 408.635.4986 fax
E-mail: brian_altman@credence.com	E-mail: judy_dale@credence.com

Credence Reports Results for Second Quarter

Fiscal Year 2005

MILPITAS, Calif., May 26, 2005 — Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test from design-to-production for the worldwide semiconductor industry, today reported financial results for the second quarter of fiscal 2005.

Net sales for the second quarter were $101.9 million, up 9 percent from prior quarter sales of $93.9 million. Net loss for the quarter was $19.5 million or $0.21 per share on a GAAP basis, versus a net loss of $36.3 million or $0.41 per share in the prior quarter. The net loss this quarter included net special charges of $10.9 million associated with recent restructuring activities and costs related to acquisitions. On a non-GAAP basis, excluding the charges primarily associated with acquisitions and the ongoing integration activities, the net loss was $8.6 million, or $0.09 per share. Net orders for the second quarter of fiscal 2005 were approximately $105.1 million, corresponding to a book to bill ratio of 1.03.

“Although overall market conditions remain challenging, we saw strong growth in our SoC business in the second quarter, driven primarily by Sapphire, with a 27% sequential growth in revenue,” said David Ranhoff, president and chief executive officer of Credence Systems Corporation.

“We continue to focus on improving our business model,” added John Batty, chief financial officer of Credence Systems Corporation. “During the quarter, we completed the transfer of manufacturing from our Milpitas facility to Hillsboro, Oregon and remain on track to close both our Simi Valley and San Jose facilities during the third fiscal quarter.”

Third Quarter Fiscal 2005 Outlook

Revenue in the third quarter is expected to be approximately $104 to $109 million with a net loss per share in the range of $0.27 to $0.30. On a non-GAAP basis, our net loss is expected to be in the range of $0.01 to $0.04 per share. This guidance, for both GAAP and non-GAAP,

Credence Systems Reports Results for Second Quarter of Fiscal Year 2005

reflects no taxation on domestic operations due to the effect of tax loss carry forwards from prior years. The non-GAAP guidance excludes any charges or credits related to our acquisition of NPTest and the ongoing restructuring activities.

Conference Call/Webcast

Credence will hold a conference call to discuss these results today, Thursday May 26, 2005, at 5.00 pm ET. The call will be simulcast via the Credence web site at www.credence.com under the “Investor Relations – Financial Information - Webcasts” section. A replay of the call will be available via phone and web site through June 26, 2005. The replay number in the U.S. and Canada is (888) 286-8010. The replay number outside the U.S. and Canada is (617) 801-6888. The passcode is 93763231. A replay will also be available on the Credence web site www.credence.com under the Investor Relations section.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is the industry’s leading provider of design-to-test solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at www.credence.com.

GAAP versus non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Credence also discloses non-GAAP results of operations that exclude certain charges and credits. A detailed reconciliation of the GAAP results to non-GAAP results is provided in the Reconciliation of GAAP Condensed Consolidated Statements of Operations to Non-GAAP Condensed Consolidated Statements of Operations schedule below. Investors are encouraged to review this reconciliation. Credence reports non-GAAP results in order to help the reader to better understand and assess operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in the Credence business, and management uses non-GAAP measures to plan and forecast future periods, and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP adjustments.

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our seeing strong growth in our SoC business, our remaining on track to close both our Simi Valley and San Jose facilities during the third fiscal quarter, and expected revenue and expected net loss for the third quarter of fiscal 2005. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the need to focus on different aspects of our business to improve stockholder value, unanticipated challenges in assessing business conditions and the overall market, unanticipated difficulties in implementing improvements to our business model, unanticipated delays in completing the transfer of Sapphire manufacturing to Hillsboro and the subsequent closures of two of our major U.S. facilities, cyclicality and downturns in the

Credence Systems Reports Results for Second Quarter of Fiscal Year 2005

semiconductor industry, rapid technological change in the automatic test equipment market, the timing of new technology, product introductions, customer requirements relating to the customization of products, the risk of a loss or reduction of orders from one or more customers among which our business is concentrated, our ability to successfully integrate acquisitions, particularly NPTest, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, intellectual property issues, the risk of early obsolescence, our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures) and our need to achieve and maintain effective internal controls over financial reporting. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

# # #

Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

Credence Systems Reports Results for Second Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,		Prior Quarter Ended January 31,	Six Months Ended April 30,
	2005	2004	2005	2005	2004
Net sales	$101,944	$95,136	$93,883	$195,827	$163,261
Cost of goods sold – on net sales	58,190	45,655	59,288	117,478	81,877
Cost of goods sold – special charges	609	—	5,481	6,090	—

Gross margin	43,145	49,481	29,114	72,259	81,384

Operating expenses:

Research and development	22,728	15,850	22,328	45,056	31,089

Selling, general & administrative	31,857	26,953	31,378	63,235	50,669

Amortization of purchased intangible assets and deferred compensation	6,327	2,622	6,674	13,001	5,244

Restructuring charges	440	—	1,351	1,791	653

Total operating expenses	61,352	45,425	61,731	123,083	87,655

Operating income (loss)	(18,207)	4,056	(32,617)	(50,824)	(6,271)

Interest and other income (expense)	1,909	1,290	(233)	1,676	1,584

Income (loss) before income taxes	(16,298)	5,346	(32,850)	(49,148)	(4,687)

Income taxes	3,175	1,066	3,452	6,627	2,425

Minority interest	—	27	—	—	104

Net income (loss)	$(19,473)	$4,253	$(36,302)	$(55,775)	$(7,216)

Net income (loss) per share
Basic	$(0.21)	$0.07	$(0.41)	$(0.62)	$(0.11)

Diluted	$(0.21)	$0.06	$(0.41)	$(0.62)	$(0.11)

Number of shares used in Computing per share amounts
Basic	91,392	64,211	87,977	89,658	64,250

Diluted	91,392	81,117	87,977	89,658	64,250

More –

Credence Systems Reports Results for Second Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2005	Prior Quarter January 31, 2005	October 31, 2004 (1)
	(unaudited)	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$85,134	$91,712	$94,052
Short-term investments	63,208	72,042	69,954
Accounts receivable, net	104,838	99,266	124,393
Inventories	113,265	123,820	127,951
Other current assets	35,918	38,533	41,532

Total current assets	402,363	425,373	457,882

Property and equipment, net	96,083	101,649	108,707
Other assets	589,189	596,037	606,517

Total assets	$1,087,635	$1,123,059	$1,173,106

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$27,585	$40,953	$51,742
Accrued liabilities	106,990	109,485	112,477
Liabilities related to leased products	5,000	5,000	6,058
Deferred profits	6,869	8,994	9,718

Total current liabilities	146,444	164,432	179,995

Other liabilities	183,426	184,893	184,359
Long-term deferred income taxes	20,267	20,274	20,544
Stockholders’ equity	737,498	753,460	788,208

Total liabilities and stockholder’s equity	$1,087,635	$1,123,059	$1,173,106

(1)	Derived from the audited financial statements for the year ended October 31, 2004

Credence Systems Reports Results for Second Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,		Prior Quarter Ended January 31,	Six Months Ended April 30,
	2005	2004	2005	2005	2004
Net sales	$101,944	$95,136	$93,883	$195,827	$163,261
Cost of goods sold – on net sales	55,615	45,655	57,428	113,043	81,877

Gross margin	46,329	49,481	36,455	82,784	81,384

Operating expenses:
Research and development	22,728	15,850	22,328	45,056	31,089
Selling, general & administrative	27,967	26,953	27,068	55,035	50,669

Total operating expenses	50,695	42,803	49,396	100,091	81,758

Operating income (loss)	(4,366)	6,678	(12,941)	(17,307)	(374)
Interest and other income (loss)	(1,071)	1,290	1,481	410	1,584

Income (loss) before income taxes	(5,437)	7,968	(11,460)	(16,897)	1,210
Income taxes	3,175	1,066	3,452	6,627	2,425
Minority interest	—	27	—	—	104

Net income (loss)	$(8,612)	$6,875	$(14,912)	$(23,524)	$(1,319)

Net income (loss) per share
Basic	$(0.09)	$0.11	$(0.17)	$(0.26)	$(0.02)

Diluted *	$(0.09)	$0.10	$(0.17)	$(0.26)	$(0.02)

Number of shares used in computing per share amount
Basic	91,392	64,211	87,977	89,658	64,250

Diluted *	91,392	81,117	87,977	89,658	64,250

*	The calculation of non-GAAP diluted net income per share for the three months ended April 30, 2004 includes an addition to net income of approximately $675,000 and $288,000 for convertible bond interest and amortization of convertible bond acquisition cost, respectively.

The number of shares used in computing the non-GAAP diluted earnings per share amounts include 15,915,000 shares issuable upon conversion of the convertible bonds for the fiscal quarter ended April 30, 2004. Shares are excluded in periods where their effect is anti-dilutive. These shares are excluded in the same periods for GAAP reporting because they are anti-dilutive.

Credence Systems Reports Results for Second Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,		Prior Quarter Ended January 31,	Six Months Ended April 30,
	2005	2004	2005	2005	2004
GAAP income (loss) before income taxes	$(16,298)	$5,346	$(32,850)	$(49,148)	$(4,687)

(1) Amortization of the inventory, spares and fixed assets write-up to fair value, resulting from NPTest acquisition	1,913	—	1,443	3,356	—
(2) Expenses specific to the integration of NPTest	662	—	417	1,079	—
(3) Cost of goods sold – special charges related to product line investment decision	609	—	5,481	6,090	—
(4) Amortization of purchased intangible assets and deferred compensation	6,327	2,622	6,674	13,001	5,244
(5) Special charges related to expenses specific to the integration of NPTest	3,890	—	4,310	8,200	—
(6) Restructuring and special charges related to workforce reduction, facility consolidations, and fixed assets write-offs	440	—	1,351	1,791	653

(7) (Gain)/loss on reduction in liability to Schlumberger (former parent of NPTest)	(2,980)	—	1,714	(1,266)	—

Subtotal changes	10,861	2,622	21,390	32,251	5,897

Non-GAAP income (loss) before income taxes	(5,437)	7,968	(11,460)	(16,897)	1,210

Income taxes	3,175	1,066	3,452	6,627	2,425

Minority interest	—	27	—	—	104

Non-GAAP net income (loss)	$(8,612)	$6,875	$(14,912)	$(23,524)	$(1,319)

Credence Systems Reports Results for Second Quarter of Fiscal Year 2005

(1)	Amount results from the write-up to fair value of the inventory, spares and fixed assets acquired as a result of our acquisition of NPTest. In the GAAP Statements of Operations, the charges of $1.9 million, $1.4 million and $3.4 million are recorded in cost of goods sold – on net sales for the second and first quarter of fiscal 2005 and for the six months ended April 30, 2005, respectively. The charges of $0.6 million, $0.6 million and $1.2 million are recorded in the selling, general and administrative expenses for the second and first quarter of fiscal 2005 and for the six months ended April 30, 2005, respectively.
(2)	Costs specific to the integration of NPTest, which primarily include relocation, travel and accelerated depreciation of assets. In the GAAP Statement of Operations, the charges are recorded in cost of goods sold-on net sales.
(3)	The charges for cost of goods sold - special charges primarily include inventory charges and liabilities related to decisions to stop significant future investments in redundant or under-performing product lines. These charges consisted primarily of excess and obsolete inventory and other charges related to our decision to stop significant future investment in the Credence SOC product lines.
(4)	Amortization of purchased intangible assets and deferred compensation relates to our acquisitions, primarily NPTest. In the GAAP Statements of Operations, the charges are recorded on a separate line in operating expenses.
(5)	Expenses specific to the integration of NPTest, which primarily includes accelerated depreciation of assets, merger related retention bonuses, legal expenses related to the integration, post acquisition consulting fees, relocation and lease accruals. In the GAAP Statements of Operations, the charges are recorded in selling, general and administrative expenses.
(6)	The restructuring charges in the current quarter of $0.4 million represented severance and related charges. For the first quarter of fiscal 2005, restructuring charges of $1.4 million consisted of $0.3 million of severance and related charges and $1.1 million in equipment write-offs related to product line investment decisions. In the first quarter of fiscal 2004, we incurred $0.7 million related to our decision to move our headquarters from Fremont to Milpitas, California. In the GAAP Statements of Operations, these restructure charges are recorded on a separate line in operating expenses.
(7)	As part of the purchase of NPTest, we acquired a liability to the former parent of NPTest. In the second quarter of fiscal 2005, this liability was adjusted for the amount we believed the settlement of this liability would be at May 28, 2005. In previous quarters, the value of the liability was based on our stock price at the end of the quarter. Due to an increase in our stock price since October 31, 2004, the value of this liability increased in the first fiscal quarter of 2005. In the GAAP Statements of Operations, the (gain)/loss on this liability is included in interest and other income (expense).